As filed with the Securities and Exchange Commission on April 18, 2007.
Registration No.  333-137000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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nFinanSe Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	65-1071956 (I.R.S. Employer Identification No.)
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6015 31st Street East
Bradenton, Florida
(Address, including zip code, of Principal Executive Offices)
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2004 Amended Stock Incentive Plan
of Morgan Beaumont, Inc.
(Full Title of the Plan)
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Raymond P. Springer
Chief Financial Officer
nFinanSe Inc.
6015 31st Street East
Bradenton, FL 34203
(941) 753-2875
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
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Copy to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000
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EXPLANATORY NOTE

A total of 25,000,000 shares (1,250,000 shares after a 1-for-20 reverse stock split effective as of December 20, 2006) of nFinanSe Inc., formerly known as Morgan Beaumont, Inc., or the Company, were registered by Registration Statement on Form S-8, File No. 333-137000, to be issued in connection with the 2004 Amended Stock Incentive Plan of Morgan Beaumont, Inc., or the 2004 Plan. On March 1, 2007, the Company’s stockholders approved the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan, or the 2007 Plan, into which the 2004 Plan was merged. 709,850 shares of common stock of the Company which were registered in connection with the 2004 Plan are subject to grants under the 2004 Plan and, pursuant to Instruction E to Form S-8, are carried forward to, and deemed covered by a Registration Statement on Form S-8 to be filed in connection with the 2007 Plan. Shares of common stock issued pursuant to grants made under the 2004 Plan will be deemed to be issued under the 2007 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registration Statement on Form S-8, File No. 333-137000, filed by the Company with the Commission is incorporated by reference into this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bradenton, Florida, on April 18, 2007.

nFinanSe Inc.
By: /s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer